Exhibit 10.6

AMENDMENT TO SECURED DEBENTURE PURCHASE AGREEMENT

This Amendment to the Secured Debenture Purchase Agreement is made and effective February 20, 2022

BETWEEN

Permex Petroleum Corporation, a British Columbia corporation with its offices at 500 - 666 Burrard Street, Vancouver, BC V6C 2T6, Canada (the “Corporation”) and Permex Petroleum US Corporation (the “Subsidiary).

AND

Mehran Ehsan

(the “Investor”)

WHEREAS:

A. The parties hereto entered into a Secured Debenture Purchase Agreement (“Debenture”) dated February 21, 2020 for a debenture loan of CDN $100,000.

B. The parties have agreed to extend the repayment date of the Debenture on the terms and conditions hereinafter set forth.

NOW THEREFORE that in consideration of the premises and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties hereto covenant and agree as follows:

1. Extension of Repayment Date

The outstanding principal shall be payable in full no later than August 20, 2022 (the “Maturity Date”).

2. Interest

Interest at a rate of 12% per annum on the principal is calculated for the period from February 21, 2022 to August 20, 2022.

3. All other terms of the Debenture remain the same.

IN WITNESS WHEREOF the parties hereto have executed this Agreement effective as of the day first above written.

Permex Petroleum Corporation

Per:
Scott Kelly, CFO

Mehran Ehsan

Signature:

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